ITEM 24 (b) EXHIBITS

8 (t)

Amendment effective July 1, 2002, to Participation Agreement dated May 30, 1997, among

Annuity Investors Life Insurance Company, INVESCO Variable Investment Funds, Inc., and INVESCO Funds Group, Inc.

AMENDMENT #3 TO PARTICIPATION AGREEMENT

AMONG

ANNUITY INVESTORS LIFE INSURANCE COMPANY

INVESCO Variable Investment Funds, Inc.,

AND

INVESCO Funds Group, Inc.,

WHEREAS, Annuity Investors Life Insurance Company and INVESCO Variable Investment Funds, Inc. entered into a Fund Participation Agreement (the "Agreement") on May 30, 1997; and

WHEREAS, the parties desire to amend the Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that the sixth recital of the Agreement (appearing as the first full paragraph of page two) is amended by substituting the words "Schedule A" for the words "Schedule B."

FURTHER, the parties agree that Schedules A and B to the Agreement are amended to read in their entirety as follows:

SCHEDULE A

The following Separate Accounts and Associated Contracts of Annuity Investors Life Insurance Company are permitted, in accordance with the provisions of this Agreement, to invest in Portfolios of the Fund shown in Schedule B:

Name of Separate Account Contracts Funded by Separate Account

Annuity Investors Variable Account B Individual Non-Qualified

(established December 19, 1996) A801-BD NQ

A802-BD NQ

A803-BD NQ

Individual Qualified

A801-BD Q

A802-BD Q

A803-BD Q

Group Master Contract

G801-BD

G802-BD

G803-BD

Group Certificate of Participation

C801-BD

C802-BD

C803-BD

Annuity Investors Variable Account C Individual Non-Qualified

(established November 7, 2001) P1805001NW

P1805201NW

Individual Qualified

P1805101NW

P1805301NW

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund:

INVESCO VIF - Equity Income Fund

INVESCO VIF - Dynamics Fund

INVESCO VIF - Financial Services Fund

INVESCO VIF - Health Sciences Fund

INVESCO VIF - High Yield Fund

INVESCO VIF - Small Company Growth Fund

INVESCO VIF - Total Return Fund (Existing Contracts Only)

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative to be effective as of July 1, 2002.

ANNUITY INVESTORS LIFE INSURANCE COMPANY

By: __________________________

James L. Henderson, Vice President

INVESCO VARIABLE INVESTMENT FUNDS, INC.

By: __________________________

Ronald L. Grooms, Treasurer

INVESCO FUNDS GROUP, INC.

By: __________________________

Ronald L. Grooms, Senior Vice President